UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2026

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row, Suite 120
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Rights Reacquisition Agreement
On July 23, 2026, Gossamer Bio, Inc. (the “Company” or “Gossamer”), Gossamer Bio USA, Inc. (formerly GB002, Inc.) and Gossamer Bio 002 Ltd., on the one hand, and Chiesi Farmaceutici S.p.A. and Chiesi USA, Inc. (together, “Chiesi”), on the other hand, entered into a Rights Reacquisition Agreement (the “Rights Reacquisition Agreement”), under which Gossamer and Chiesi have agreed (a) to terminate that certain Collaboration and License Agreement, dated May 3, 2024, entered into by Chiesi and Gossamer (the “License Agreement”), subject to survival of certain provisions, and provide for assistance and cooperation in connection with certain wind-down activities conducted by or on behalf of Chiesi; (b) to provide for the reacquisition by Gossamer of seralutinib assets (including by termination of licenses granted under the License Agreement by Gossamer to Chiesi and assignment or transfer or license of related assets, including regulatory filings and certain intellectual property rights related to seralutinib, by Chiesi to Gossamer) and worldwide development and commercial rights to seralutinib, including control of pulmonary arterial hypertension (PAH), pulmonary hypertension associated with interstitial lung disease (PH-ILD) and potential future indications, and (c) to provide for certain post-termination payments and related obligations in consideration of the rights granted under the Rights Reacquisition Agreement.
Under the Rights Reacquisition Agreement, (a) Chiesi will pay to Gossamer $5 million (the “Chiesi Amount”) within 10 days after the date of the Rights Reacquisition Agreement as reimbursement of outstanding development costs yet to be reimbursed or incurred, and (b) in consideration of the development activities conducted by or on behalf of Chiesi and costs and expenses incurred by Chiesi under the License Agreement, as well as the return of related seralutinib assets, Gossamer has agreed to (i) make certain success-based milestone payments to Chiesi and (ii) pay royalties on net sales of certain products previously licensed under the License Agreement up to a capped amount, after which no further payment obligations would be due under the Rights Reacquisition Agreement.
In connection with the reacquisition of seralutinib rights under the Rights Reacquisition Agreement, Chiesi has assigned and licensed certain intellectual property rights owned or jointly owned by Gossamer and Chiesi that cover the products originally licensed under the License Agreement. Such licenses may be revoked by Chiesi in the event of a breach by Gossamer of its undisputed payment obligations under the Rights Reacquisition Agreement, subject to certain specified cure periods. In consideration for such assignment and license, in certain specified circumstances, Gossamer is obligated to use commercially reasonable efforts to continue to develop and/or commercialize certain products previously covered by the License Agreement.
The parties to the Rights Reacquisition Agreement have also agreed to the survival of indemnity obligations for claims arising under the License Agreement, as well as a mutual release of all claims under the License Agreement other than those that may arise under the surviving indemnity obligations or claims raised under the Rights Reacquisition Agreement.
The foregoing description of the Rights Reacquisition Agreement is not complete and is qualified in its entirety by reference to the full text of the Rights Reacquisition Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.
Item 1.02. Termination of a Material Definitive Agreement.
The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the License Agreement is incorporated into this Item 1.02 by reference.
Item 2.02. Results of Operations and Financial Condition.
The Company estimates that its cash, cash equivalents and marketable securities were approximately $57.0 million as of June 30, 2026. This amount is unaudited and preliminary and is subject to completion of financial closing procedures. As a result, this amount may differ from the amount that will be reflected in the Company’s financial statements as of and for the quarter ended June 30, 2026.
The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
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Item 7.01 Regulation FD Disclosure.
On July 27, 2026, the Company issued a press release announcing its entry into the Rights Reacquisition Agreement and the related termination of the License Agreement and providing certain FDA regulatory and business updates. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated herein, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 8.01. Other Events.
On July 27, 2026, the Company announced that following a Pre-NDA Type B meeting with the U.S. Food and Drug Administration (“FDA”) held in mid-June and receipt of the official meeting minutes, the Company is moving forward with a planned new drug application (“NDA”) submission for seralutinib for the treatment of patients with PAH in September 2026. Based on the meeting minutes, the FDA characterized the degree of statistical significance and the magnitude of the treatment effect observed in PROSERA as review issues rather than filing issues. On that basis, the Company intends to submit an NDA supported by one adequate and well-controlled study (Phase 3 PROSERA) plus confirmatory evidence (Phase 2 TORREY and supportive analyses). If the NDA is accepted for filing, seralutinib could be eligible for an FDA approval decision in the third quarter of 2027. While the meeting minutes reflect FDA feedback as of the meeting date, the FDA's ultimate determination on approvability will be made upon review of the complete NDA.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*†
Rights Reacquisition Agreement, dated as of July 23, 2026, by and among Chiesi Farmaceutici S.p.A. and Chiesi USA, Inc., on the one hand; and Gossamer Bio USA, Inc. (formerly GB002, Inc.), Gossamer Bio 002 Ltd., and Gossamer Bio, Inc., on the other hand.

99.1	Press Release dated July 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.
† Portions of this exhibit (indicated by asterisks) have been omitted for confidentiality purposes pursuant to Item 601(b)(10)(iv) of Regulation S-K.
Forward-Looking Statements
The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s interpretation of the FDA minutes from the Company’s Pre-NDA Type B meeting with the FDA; the timing and potential submission, and potential acceptance for filing and approval, of an NDA for seralutinib in PAH; the potential significance, interpretation and implications of data from the Phase 3 PROSERA study and Phase 2 TORREY study and supportive analyses; the anticipated benefits of the termination of the Company’s License Agreement and entry into the Rights Reacquisition Agreement with Chiesi; and the Company’s estimated cash, cash equivalents and marketable securities as of June 30, 2026. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the risk that the Company’s planned NDA submission is based in part on its views following its recent meeting with the FDA and the official minutes therefrom and later feedback
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from the FDA, which may be inconsistent with such meeting or the Company’s views from such meeting; later developments with the FDA may be inconsistent with the feedback from prior meetings; the FDA may determine that the Company’s planned NDA does not qualify for filing; the results of the Company’s clinical trials, including the Phase 3 PROSERA and Phase 2 TORREY studies, may not be deemed sufficient by the FDA to serve as the basis for regulatory approval of seralutinib, including the risk that the FDA determines that the overall benefit-risk assessment of seralutinib is not favorable; any path forward may require additional capital and other resources, which may not be available on reasonable terms, if at all, or may limit the commercial opportunity for seralutinib; the Company’s future performance is dependent entirely on the success of seralutinib; the Company’s interpretation, significance and regulatory relevance of data from the Phase 3 PROSERA study, including the CT FRI substudy, may be inconsistent with the views of the FDA or others; whether the anticipated benefits of the entry into the Rights Reacquisition Agreement and termination of the Company’s License Agreement with Chiesi are realized; potential changes in estimated cash, cash equivalents and marketable securities based on the completion of financial closing procedures and release of complete second quarter 2026 results; adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; the Company may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOSSAMER BIO, INC.

Date: July 27, 2026	By:	/s/ Christian Waage
Christian Waage
Executive Vice President and General Counsel

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